Exhibit 10.2

                    LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS AGREEMENT is made as of October 13, 1999, by and between FOOD PRODUCTS CORPORATION, an Arizona corporation ("FPC") and SPARTA FOODS, INC., a Minnesota corporation ("Buyer").

         WHEREAS, FPC is the tenant of certain facilities located at 3121 East Washington, Phoenix, Arizona and at 3046 E. Madison, Phoenix, Arizona pursuant to a certain Lease Agreement dated November 1, 1994 (the "Lease") the right, title and interest in of which was assigned to FPC pursuant to an Assignment of Lease dated May 9, 1997.

         WHEREAS, FPC and Buyer have entered into an Asset Purchase Agreement dated September 27, 1999 (the "Asset Purchase Agreement") pursuant to which Buyer will purchase substantially all of the assets of FPC effective as of the Closing Date under the Asset Purchase Agreement.

         WHEREAS, FPC desires to assign the Lease to Buyer and Buyer desires to receive an assignment of, and assume FPC's obligations pursuant to, the Lease.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Assignment. FPC hereby sells, assigns and transfers to Buyer all of FPC's right, title and interest in and to the Lease, effective as of the Closing Date.

         2. Assumption. Buyer hereby assumes and agrees to perform all of the obligations of FPC pursuant to the Lease, from and after the Closing Date.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first appearing above.

FOOD PRODUCTS, INC.                         SPARTA FOODS, INC.



By: /s/ Donald R. Charles                   By: /s/ Joel P. Bachul
Its: Secretary                              Its: Chief Executive Officer

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                                 LEASE AGREEMENT
                                     BETWEEN
                      BRENNAN & WHEELER LIMITED PARTNERSHIP
                                       AND
                 SBL ACQUISITIONS CORP., a Delaware corporation
                                      DATED
                                NOVEMBER 1, 1994

                                      INDEX

Section


1.  PREMISES......................................................1

2.  TERM 1
         2.1      Original Term...................................1
         2.2      Extended Term...................................1
         2.3      Acceptance of the Premises......................2
         2.4      Zoning, Permits and Access......................2

3.  RENT 2
         3.1      Rent............................................2
         3.2      CPI Rent Adjustment.............................2
         3.3      Where Paid......................................3
         3.4      Triple Net Lease................................3
         3.5      Roof Repair.....................................3
         3.6      Impoundments....................................3
         3.7      Past-due Obligations............................3

4.  FIXTURES......................................................4

5.  USE OF PREMISES...............................................4

6.  PAYMENT OF TAXES AND INSURANCE................................4
         6.1      Payment by Tenant...............................4
         6.2      Right to Contest Taxes or Assessments...........5
         6.3      Charges and Fees................................5
         6.4      Rent Tax, Etc...................................5

7.  DAMAGE TO PREMISES............................................5
         7.1      Damage and Rebuilding...........................5
         7.2      Repairs Greater than $150,000...................5
         7.3      Uninsured Damage................................6
         7.4      No Surrender....................................6

8.  INSURANCE AND INDEMNIFICATION.................................6
         8.1      Insurance.......................................6
         8.2      Indemnification.................................7
         8.3      Notice and Right to Defend......................8
         8.4      Certificates of Insurance.......................8
         8.5      No Contributing Insurance.......................8
         8.6      Exemption from Liability........................8


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9.  EXERCISE OF EMINENT DOMAIN....................................8
         9.1      Taking..........................................8
         9.2      Partial Taking..................................9
         9.3      Claims by Tenant................................9

10.  UTILITIES....................................................9

11.  COVENANTS AGAINST LIENS.....................................10

12.  ASSIGNMENT AND SUBLETTING...................................10
         12.1     Restrictions on Assignment and Subletting......10
         12.2     No Release of Tenant...........................10
         12.3     No Waiver......................................10

13.  NOTICES.....................................................10

14.  RIGHT TO GO UPON PREMISES...................................11

15.  MAINTENANCE.................................................12
         15.1     Maintenance....................................12
         15.2     Landlord's Right to Cure.......................12
         15.3     Reconveyance to Landlord.......................12

16.  DEFAULT.....................................................12
         16.1     Events of Default..............................12
         16.2     Remedies.......................................13
         16.3     Non-exclusion Remedies.........................13
         16.4     Landlord Default...............................13
         16.5     Landlord's Right to Cure.......................14

17.  SIGNS.......................................................14

18.  ATTORNEY'S FEES.............................................14

19.  SUBORDINATION AND ATTORNMENT................................14
         19.1     Subordination..................................14
         19.2     Non-Disturbance................................15

20.  HOLDING OVER................................................15

21.  ESTOPPEL CERTIFICATES.......................................15

22.  SUCCESSORS IN INTEREST......................................15

23.  RECORDING INDENTURE.........................................16

24.  REMEDIES ARE CUMULATIVE.....................................16

25.  QUIET POSSESSION............................................16

26.  ALTERATIONS AND ADDITIONS...................................16
         26.1     Alteration.....................................16
         26.2     Plans..........................................16
         26.3     Lien...........................................16
         26.4     End of Term....................................17
         26.5     Government Order...............................17

27.  PARTIAL INVALIDITY..........................................17

28.  ENVIRONMENTAL MATTERS.......................................17

29.  VENUE.......................................................18

30.  GENERAL CONDITIONS..........................................18

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT is made as of this 1st day of November, 1994, by and between, BRENNAN & WHEELER LIMITED PARTNERSHIP, an Arizona limited partnership, hereinafter called "Landlord," and SBL ACQUISITION CORP., a Delaware corporation, hereinafter called "Tenant."

RECITALS:

         Landlord is the owner of certain real property in the County of Maricopa, State of Arizona located at 3121 East Washington, Phoenix, Arizona (the "Washington Property") more particularly described in Exhibit A attached hereto and incorporated herein by this reference and located at 3046 E. Madison, Phoenix, Arizona (the "Madison Property") described on Exhibit B attached hereto and incorporated herein by this reference. The Washington Property and the Madison Property are collectively referred to as the "Property". Landlord has constructed certain improvements on both the Madison Property and the Washington Property (collectively, the "Improvements").

         The parties hereto agree as follows:

AGREEMENTS:

                                   1. PREMISES

         Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term, at the Rental and upon all of the conditions set forth herein, that portion of the Property which consists of 57,212 square feet of floor space in the Improvements (34,775 square feet of which are located in the portion of the Improvements located on the Washington Property, and 22,437 square feet of which are located in the portion of the Improvements located on the Madison Property), together with a non-exclusive right to use the Property parking lot for parking vehicles of Tenant's employees, customers and licensees in the ordinary course of Tenant's business (collectively, the "Demised Premises").

         Landlord leases the Demised Premises, and Tenant takes the Demised Premises, subject to all covenants, conditions and restrictions, easements and rights-of-way, taxes, assessments and all zoning and building codes.

                                     2. TERM

         2.1 Original Term. The original term of this Lease shall commence on November 1, 1994, and shall end on October 31, 1999.

         2.2 Extended Term. Provided that Tenant is not in default beyond any applicable cure period under the terms of this Lease at the time of giving of Tenant's notice to extend the term hereof or at the expiration of the then expiring term, Tenant may extend the original term of this Lease for an extended term of five (5) years by giving Landlord written notice of its intention so to do at least one hundred eighty (180) days prior to the expiration of the original term. Such extended term shall be upon all of the terms and conditions hereof, except that after the expiration of the extended term, if any, there shall be no further options to extend. As used in this Lease, "original term" means the original term hereinabove in this Section 2 specified; "extended term" means the term of the extension of the original term of this Lease pursuant to this Section 2, and "term," "Lease term" and "term of this Lease" embrace both the original term and the extended term.

         2.3 Acceptance of the Premises. Tenant acknowledges it has examined the Property, the Improvements and the Demised Premises prior to its occupancy thereof and takes the same in an "as is" condition, subject to Landlord's obligations with respect to roof repair pursuant to Section 3.5 below. Tenant further acknowledges that Landlord has made no representations or warranties concerning the Demised Premises and Tenant shall not cancel this Lease, offset rent, assert a claim for damages or otherwise based on a claim for breach of express or implied warranty, failure to deliver possession in accordance with the terms of this Lease, or constructive eviction by Landlord or others.

         2.4 Zoning, Permits and Access. Tenant acknowledges that it has determined to its own satisfaction that the Property is zoned for Tenant's intended purposes, that Tenant is able to obtain any permit or license necessary for it to carry on its business on the Demised Premises and that access adequate for Tenant's intended purposes exists in to and out of the Property.

                                     3. RENT

         3.1 Rent. Tenant agrees to pay to Landlord rent of One Hundred Sixty-five Thousand Eight Hundred and Forty-five Dollars ($165,845.00) per annum (as such annual rent may increase after each year during the term of this Lease as provided herein) for the Demised Premises during the term hereof. Such rent is to be paid in equal monthly installments, without demand, in advance on the first day of each and every calendar month of the term hereof. If the term commences on a day other than the first day of the month, the fixed rent for the initial fractional month shall be prorated and paid with the rent paid for the first full calendar month of the term. Rent is initially calculated at the rate of $.12 per square foot per month of floor area of the Improvements located on the Madison Property and $.32 per square foot per month of floor area of the Improvements located on the Washington Property.

         3.2 CPI Rent Adjustment. The rent payable for each year of the term of this Lease after the initial year including the years applicable to any extension pursuant to Section 2.2 above, shall be increased based on increases in the Consumer Price Index as follows:

         (a) Procedure for Adjustment. On November 1 of each year, rent for the succeeding year of the term of this Lease (November 1 through October 31) shall increase by the same percentage as the percentage increase in the United States Consumer Price Index - All Items - U.S. City Average, All Urban Consumers (the base year reference period is 1982-1984 = 100) ("CPI"), as published by the

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

Bureau of Labor Statistics of the U.S. Department of Labor, during the preceding year of the term hereof (or for the immediately preceding 12 months for which information is then available from the Bureau of Labor Statistics of the U.S. Department of Labor if such information is not then published). In no event shall rent decrease because of any CPI calculation.

         (b) Comparable Index. In the event of discontinuance of the CPI as currently reported, the most closely comparable index of price changes as compiled by the Bureau of Labor Statistics or comparable federal agency shall be substituted.

         3.3 Where Paid. Payments of rental shall be made to Landlord at the first address specified in Section 13 hereof, or at such other place as Landlord may from time to time in writing direct.

         3.4 Triple Net Lease. It is mutually intended and understood that the rent is net of all taxes, utilities, insurance, casualty, internal and external maintenance costs, including but not limited to HVAC, electrical, mechanical and structural maintenance costs, and other charges, assessments and expenses attributable to the Demised Premises and shall be paid by Tenant in addition to the rent. All monetary obligations of Tenant contained herein are additional rent.

         3.5 Roof Repair. In connection with the execution of this Lease, as soon as is reasonably possible but in no event later than fifteen (15) days after Tenant has given Landlord notice of completion of Tenant's mechanical repairs to the Demised Premises, Landlord shall commence the process of repairing the roof of the Improvements located on the Washington Property, said repair to put the Washington Property roof into good working order (the "Roof Repair"). Tenant will reimburse Landlord as additional rent for costs associated with the Roof Repair by paying to Landlord, each month throughout the term of this Lease, $400.00, said amount to be paid on or before the first day of each and every calendar month, said payment to be in addition to any other amounts payable by Tenant hereunder.

         3.6 Impoundments. Landlord may, at its option, require Tenant to pay to Landlord, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as each monthly installment of rent, as reasonably estimated by Landlord, for real property taxes on the Demised Premises, in which event Landlord shall timely pay such real property taxes. Landlord shall provide Tenant with copies of the most recent tax bills which are the basis of such additional payment. Such fund shall be established to insure payment when due of any or all such real property taxes. If the amounts paid to Landlord by Tenant under the provisions of this paragraph are insufficient to discharge the obligations of Tenant to pay such real property taxes as the same become due, Tenant shall pay to Landlord such additional sums as additional rent. All moneys paid to Landlord under this paragraph shall be deposited in a separate interest bearing trust account and such interest shall accrue to the benefit of Tenant and be remitted annually to the Tenant.

         3.7 Past-due Obligations. Any amount due to Landlord not paid when due shall bear interest at an annual rate of four percent (4%) in excess of the prime rate of interest as announced by Bank One, Arizona, NA (the "Bank"), as the same may change from time to time, from the date due until paid. In addition, Tenant shall pay $50.00 per day as liquidated damages on any amount

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

due to Landlord not paid when due which shall accrue from the due date until paid. Payment of such interest and liquidated damages shall not excuse or cure any default by Tenant under this Lease.

                                   4. FIXTURES

         Tenant at its own expense shall provide, install and maintain all trade fixtures and equipment reasonably required (and may substitute for and alter the same) to enable it to conduct its business in the Demised Premises in a good and businesslike manner. Such fixtures and equipment shall remain the property of Tenant and Tenant may remove the same or any part thereof at any time prior to the expiration or earlier termination of this Lease. Tenant shall repair at its own expense any damage to the Demised Premises caused by the removal of said fixtures or equipment by the Tenant. Any furniture, fixtures and equipment remaining after termination of this Lease shall be deemed abandoned by Tenant and shall become the property of the Landlord.

                               5. USE OF PREMISES

         Tenant shall use the Demised Premises solely for the purpose of storage and production of food products and such other materials used in food production, storage of related supplies and uses incidental thereto and with the prior written consent of Landlord which consent shall not be unreasonably withheld, such other uses as the parties hereto may agree. Tenant shall conduct its business on the Demised Premises in a lawful manner and in strict compliance with all covenants, conditions and restrictions now or hereafter recorded against the Demised Premises and all governmental laws, rules, regulations and orders applicable to the business of Tenant conducted in and upon the Demised Premises. Without limiting the foregoing, Tenant shall use and operate the Demised Premises in strict accordance with any and all applicable rules and regulations promulgated by the Occupational Safety and Health Administration and the Americans with Disabilities Act. Any costs and liabilities associated with compliance with this Section 5 shall be the sole responsibility of Tenant.

                        6. PAYMENT OF TAXES AND INSURANCE

         6.1 Payment by Tenant. Tenant shall pay before delinquency all insurance premiums relating to insurance coverage required by this Lease and any and all taxes and assessments, and other governmental impositions or charges of every nature, levied or assessed upon the Demised Premises, Tenant's property located upon the Demised Premises, together with all interest and penalties thereon. Tenant shall, within ten (10) days of Landlord's written request, furnish Landlord with written evidence of such payment. Notwithstanding the foregoing, Landlord, at its option, shall have the right to estimate the amount of taxes next due and to collect and impound from Tenant on a monthly basis the amount of Tenant's estimated tax obligation as provided in Section 3.5. All taxes and assessments for the year in which this Lease commences or terminates shall be apportioned and adjusted. The term "taxes and assessments" as used herein shall not include personal income taxes, personal property taxes, inheritance taxes or franchise taxes levied against Landlord.

         6.2 Right to Contest Taxes or Assessments. Tenant shall have the right to contest in good faith any tax or assessment levied on or against the Demised Premises or Property if Tenant fully pays any such tax or assessment before delinquency and prior to contesting the same. Tenant, with respect to contesting any tax or assessment, shall indemnify and hold Landlord harmless for any loss or damage arising therefrom.

         6.3 Charges and Fees. Tenant shall be responsible for obtaining all permits respecting Tenant's use and occupancy of the Demised Premises, and shall pay all privilege charges, occupancy permit fees, license fees or other charges or taxes which are imposed on or with respect to the Demised Premises or the use and occupancy thereof.

         6.4 Rent Tax, Etc. Tenant shall pay to Landlord, in addition to and along with the rentals otherwise payable hereunder, a sum equal to the aggregate of any rental, occupancy, use or transaction privilege taxes or like taxes now or hereafter levied or imposed by any federal, state, county, municipal or other governmental authority, or any subdivision thereof, during the term hereof or any extension or renewal thereof, against or on account of any and all amounts payable hereunder by Tenant or the receipt thereof by landlord (excluding Landlord's income taxes) which shall be paid monthly together with the rent as provided in Section 3.

                              7. DAMAGE TO PREMISES

         7.1 Damage and Rebuilding. In the event that the Demised Premises should be damaged or destroyed during the term of this Lease, from any cause whatsoever, Tenant shall, except as hereinafter provided, forthwith and diligently repair or rebuild the same on the same plans and design as existed immediately prior to such damage. During the period of restoration or repair, there shall be no reduction, abatement or termination of the rent or other charges due under this Lease. Tenant may use the insurance proceeds, if any, for restoration and repair of the Demised Premises. Tenant shall cooperate with Landlord in connection with the collection of any insurance monies and, in the event that Tenant shall fail or neglect so to cooperate or to execute, acknowledge and deliver any such instrument, Landlord may as the agent or attorney-in-fact of Tenant execute and deliver any proofs of loss or any other instruments as may seem appropriate to Landlord for the collection of such insurance monies, and Tenant hereby irrevocably nominates, constitutes and appoints Landlord as Tenant's proper and legal attorney-in-fact for such purposes. All insurance monies, if any, paid on account of such damage or destruction, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be adjusted by and paid to Tenant if the loss amounts to less than One Hundred Fifty Thousand Dollars ($150,000), but shall be adjusted by Landlord and Tenant and shall be paid to Landlord as provided below if the loss amounts to One Hundred Fifty Thousand Dollars ($150,000) or more. If the Demised Premises shall be substantially damaged or destroyed during the last year of the original term or the extended term, Tenant may terminate this Lease by giving written notice of such election, in which event Landlord shall be entitled to receive any insurance monies payable on account of such damage or destruction.

         7.2 Repairs Greater than $150,000. The insurance proceeds which are payable to Tenant shall be used by Tenant to repair or rebuild the Demised Premises as provided above. The insurance proceeds which are payable to Landlord shall be held by Landlord to pay for the costs of the restoration. Prior to the making of any repairs that cost in excess of One Hundred Fifty Thousand Dollars ($150,000), Tenant shall furnish Landlord with an estimate of the cost of such work prepared by a licensed architect or registered professional engineer, whose selection shall be subject to prior written approval by Landlord, which approval shall not be unreasonably withheld or delayed. Upon repair or rebuilding of the Demised Premises by Tenant, the insurance proceeds held by or on behalf of Landlord shall be paid from time to time to Tenant in draws for reimbursement for the work and materials actually incorporated in the Demised Premises, less five percent (5%) of the installment to be paid, upon the presentment of an application and certificate for payment (AIA Form G702 or equivalent), a certificate for payment issued by the architect and lien waivers by Tenant and all subcontractors, materialmen and suppliers for all work for which Tenant is seeking payment. If any mechanics' or materialmen's lien is filed against or upon the Demised Premises, Tenant shall not be entitled to receive any further draws until such lien is satisfied, bonded or otherwise discharged. The term "labor and material," as used herein shall include the cost of architectural and supervisory services, insurance and all other costs which may be involved in the repair or rebuilding of the Demised Premises. A final payment representing the five percent (5%) withheld by Landlord, up to the full balance of the insurance proceeds received by Landlord, shall be paid to Tenant within thirty (30) days after its lien-free completion of the repair and issuance of a final Certificate of Occupancy. If the insurance proceeds shall be insufficient for the complete repair of the Demised Premises in a workmanlike manner, Tenant shall be responsible for the deficiency. If the amount of such insurance proceeds shall be in excess of the cost of such repairs, such excess shall be retained by Tenant.

         7.3 Uninsured Damage. If such damage or destruction shall not have been covered by collectible insurance, or if the insurance proceeds are insufficient to cover the cost of the restoration, Tenant shall, prior to commencing the restoration, deposit with Landlord an amount equal to the estimated cost of the restoration, or the amount of the deficiency, as the case may be, and said sum shall be disbursed in the same manner as insurance proceeds are required to be disbursed under Section 7.2 above. If Landlord and Tenant cannot agree upon such amount within fifteen (15) days following the damage or destruction, such amount shall be determined by arbitration.

         7.4 No Surrender. Except as otherwise provided herein, no destruction of or damage to the Demised Premises or any part thereof by fire or any other casualty, irrespective of whether such destruction or damage may occur on or after the date of the commencement of the term of this Lease, shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the full rent, and other charges payable under this Lease. Lessee waives the provisions of any statutes which relate to termination of leases when the thing leased is destroyed and agrees that such event shall be governed by the terms of this Lease.

                        8. INSURANCE AND INDEMNIFICATION

         8.1 Insurance. During the term hereof, Tenant shall, at its own expense, carry the following insurance:

                  (a) Building Coverage (including the so-called "All Risks Endorsement") in an amount of 100% of full replacement value of the Improvements and appurtenances and naming Landlord as an additional named insured, as its interests may appear.

                  (b) Umbrella Liability Coverage in the amount of $3,000,000.00 and naming Landlord as an additional named insured, as its interests may appear.

                  (c) Statutory Workmen's Compensation (including employer's liability) in the amount required by law.

                  (d) Commercial General Liability Coverage (including premises liability, products and completed operations, premises medical, broad form drive other car auto coverage, personal injury (including employees acting within the scope of their employment), contractual liability, independent contractor's coverage and employee benefit (liability)) in the amount of $500,000.00 and naming Landlord as an additional named insured, as its interests may appear.

                  (e)      Boiler and Machinery Coverage.

                  (f) Loss of Rents, Business Interruption and Gross Earnings Coverage in the amount of 100% coverage for a period of 12 months (special form, subject only to standard exclusions) and naming Landlord as an additional named insured, as its interests may appear.

All insurance to be obtained hereunder shall be in a company or companies licensed to do business in the State of Arizona and rated A or better in the latest Best's Insurance Guide of Property - Casualty Insurance Companies or highest available rating in the event no insurance carrier in this class will provide such insurance. All insurance proceeds payable to Tenant and/or Landlord shall be paid as provided in this Lease, and, if applicable, made available to Tenant to repair or rebuild the demised premises as provided herein.

         8.2 Indemnification. Tenant, with respect to its use and occupancy of the demised premises, agrees, at the option of Landlord to defend Landlord, its agents, servants and employees, against any, all and every demand, claim, assertion of liability, or action arising or alleged to have arisen out of any act or omission of Tenant, its agents, servants, employees, and occupants of the Demised Premises, whether such demand, claim, assertion of liability, obligation of payment or action be for damages, injury to person or property, including the property of Landlord, or death of any person, made by any person, group or organization, whether employed by either of the parties hereto, an occupant of the Demised Premises or otherwise, and agrees to assume legal liability for, indemnify and hold free and harmless Landlord, and its agents, servants and employees, from any and all loss, damages, liability, reasonable costs or expenses (including, but not limited to, reasonable attorneys' fees, reasonable investigative and discovery costs and court costs) and all other sums which Landlord, its agents, servants, employees and partners may reasonably pay or become obligated to pay on account of any, all and every demand, claim, assertion of liability or action arising or alleged to have arisen out of any act or omission of Tenant, its agents, servants, employees, or occupants of the Demised Premises, whether such claim, demand, assertion of liability or action be for damages, injury to person or property, including the property of

Landlord, or death of any person, made by any person, group or organization, whether employed by either of the parties hereto, an occupant of the Demised Premises or otherwise.

         8.3 Notice and Right to Defend. Landlord agrees that, upon receipt of a claim in respect of which indemnity may be sought under Section 8.2 above, Landlord shall give written notice within 10 days of such claim (the "Notice of Claim") to Tenant. No indemnification under Section 8.2 shall be available to Landlord if it fails to give the required Notice of Claim within 10 days if Tenant was unaware of the claim and was prejudiced by failure to receive the Notice of Claim in a timely manner. Tenant shall be entitled at its own expense to participate in the defense of any claim or action against Landlord. Tenant shall have the right to assume the entire defense of such claim provided that
(i) Tenant gives written notice of its desire to defend such claim (the "Notice of Defense") to Landlord within 15 days after Tenant's receipt of the Notice of Claim; (ii) Tenant's defense of such claim shall be without cost to Landlord or prejudice to Landlord's rights under Section 8.2; (iii) counsel chosen by Tenant to defend such claims shall be reasonably acceptable to Landlord; (iv) Tenant shall bear all costs and expenses in connection with the defense of such claim; and (v) Landlord shall have the right, at Landlord's expense, to have Landlord's counsel participate in the defense of such claim.

         8.4 Certificates of Insurance. Tenant agrees to deliver to Landlord certificates of insurance evidencing the existence in force of the policies of insurance hereinabove provided for. Each of such certificates shall provide that such insurance shall not be canceled or amended in any manner unless twenty (20) days' prior written notice of such cancellation or amendment is given to Landlord.

         8.5 No Contributing Insurance. Tenant shall not carry separate insurance that is concurrent in coverage and contributing in the event of a loss to insurance to be carried under this Section, if the effect of such separate insurance would reduce the amount of insurance proceeds available to the parties hereto.

         8.6 Exemption from Liability. Except for the intentional or negligent acts or omissions of Landlord, Landlord shall not be liable for (i) injury to Tenant's business or any loss of income therefrom or for damage to the furniture, fixtures and equipment, or other property of Tenant, Tenant's employees, occupants of the Demised Premises, invitees, customers, or any other person in or about the Demised Premises, (ii) injury to the person of Tenant, Tenant's employees, agents, contractors, or occupants of the Demised Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Demised Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

                          9. EXERCISE OF EMINENT DOMAIN

         9.1 Taking. An appropriation or taking under the power of eminent domain of all, or a portion, of the Demised Premises, or the sale by private sale of all or a portion of the Demised Premises in lieu thereof, are sometimes hereinafter called a "taking." If fifty percent (50%) or more of the Improvements constituting a portion of the Demised Premises shall be taken, this Lease shall terminate and expire as of the date of taking of actual physical possession of the Improvements constituting a portion of the Demised Premises by the condemnor or purchaser, and the parties hereto shall thereupon be released from any and all further liability hereunder. Tenant shall have no right, title or interest in or to any amounts received by Landlord in connection with any taking. Nothing in this Section 9 shall be construed as a waiver by Landlord or Tenant of any rights vested in it by law to recover damages from a condemnor for the taking of its right, title, or interest in the Property.

         9.2 Partial Taking. In the event of the taking of less than fifty percent (50%) of the Improvements or the Demised Premises, then, if in Tenant's reasonable judgment such taking renders the Demised Premises wholly unsuitable for the operation of its business, Tenant may terminate this Lease upon written notice to Landlord, and the parties hereto shall thereupon be released from any and all further liability hereunder. In the event that the Tenant does not elect to terminate this Lease as provided in this Section 9.2, Landlord shall as soon as is reasonably possible, to the extent condemnation award proceeds are available, make all repairs and alterations to the Improvements constituting a portion of the Demised Premises necessitated by such taking or sale, and Tenant shall repair, alter, remove or replace its fixtures in the Improvements constituting a portion of the Demised Premises necessitated by such taking or sale. In such event, Tenant shall continue to utilize the Demised Premises for the operation of its business to the extent that it may be practicable to do so from the standpoint of good business. If Tenant continues doing business in the Demised Premises prior to the completion of repair and restoration work by Landlord, the rent payable by Tenant shall be equitably abated in the proportion that the unusable part of the Demised Premises bears to the whole thereof. Rent payable after the time Tenant resumes business in the Demised Premises as diminished by any taking or sale shall be equitably reduced in the proportion which the area taken or sold bears to the total area of the Demised Premises.

         9.3 Claims by Tenant. Tenant shall have the right to claim and recover such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of damage to Tenant's business or leasehold interest by reason of a complete or partial taking and for or on account of any cost or loss which Tenant might incur in removing Tenant's merchandise, personal property, trade fixtures, leasehold improvements and equipment.

                                  10. UTILITIES

         Tenant shall pay during the term hereof all electric, water, sewer, gas, telephone and other public utility charges in connection with its occupancy and use of the Demised Premises, including all costs of operating and maintaining all equipment therein, all business licenses and similar permit fees. Any such costs paid by Landlord on behalf of Tenant shall be reimbursed to Landlord within ten (10) days of presentation to Tenant of a statement showing in reasonable detail the amounts paid by Landlord. Landlord shall not be liable to Tenant for damages because of an interruption in utility services, and Tenant shall not be entitled to claim a constructive eviction due to such interruption.

                           11. COVENANTS AGAINST LIENS

         Tenant covenants and agrees that it shall not, during the term hereof, suffer or permit any lien to be attached to or upon the Demised Premises or any part thereof by reason of any act or omission on the part of Tenant, and hereby agrees to save and hold harmless Landlord from or against any such lien or claim of lien. In the event that any such lien does so attach, and is not released within thirty (30) days after notice to Tenant thereof, or if Tenant has not indemnified Landlord against such lien within said thirty (30) day period, Landlord, in its sole discretion, may pay and discharge the same and relieve the Demised Premises therefrom, and Tenant agrees to repay and reimburse Landlord upon demand for the amount so paid by Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to grant security interests in and to Tenant's personal property and equipment located in the Demised Premises, upon an instrument previously approved by Landlord, such approval shall not be unreasonably withheld or delayed.

                          12. ASSIGNMENT AND SUBLETTING

         12.1 Restrictions on Assignment and Subletting. Tenant shall not assign this lease or sublease all or any part of the Demised Premises, including any assignment by operation of law, merger or reorganization, nor permit other persons to occupy or conduct business in said Demised Premises or any part thereof, nor grant any license, management contract or franchise for all or any part of the Demised Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any assignment by operation of law, attachment or assignment for the benefit of creditors shall, at Landlord's option, be inoperative. Notwithstanding anything to the contrary contained in this Section 12.1 Tenant may assign this Lease as collateral security or grant a leasehold mortgage to Tenant's lenders upon an instrument previously approved by Landlord, such approval shall not be unreasonably withheld or delayed.

         12.2 No Release of Tenant. Regardless of Landlord's consent, no assignment or subletting shall release Tenant of its obligations hereunder or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from a subtenant shall not be deemed to be a waiver by Landlord of any provision hereof.

         12.3 No Waiver. If Landlord at any time consents in writing to any assignment or sublease pursuant to paragraph 12.1, Tenant and any such assignee or subtenant shall not make any further assignment or sublease contrary to the provisions of paragraph 12.1. The consent of Landlord to any assignment or sublease shall not be a waiver of Tenant's or a subtenant's duty to obtain Landlord's prior written consent for a subsequent assignment or sublease.

                                   13. NOTICES

         Any notices required to be given hereunder, or which either party hereto may desire to give to the other, shall be in writing. Such notice may be given by mailing the same by United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

         If to Landlord:           Brennan & Wheeler Limited Partnership
                                   6211 East Huntress
                                   Paradise Valley, Arizona 85253
                                   Attention:  David Brennan

                                   With a required copy to:

                                   Scott W. Ruby, Esq.
                                   Gust Rosenfeld
                                   201 North Central Avenue, Suite 3300
                                   Phoenix, Arizona 85073

         If to Tenant:             SBL Acquisitions Corp.
                                   3121 East Washington
                                   Phoenix, Arizona 85034
                                   Attention:  Anthony Collura

                                   With a required copy to:

                                   Gary G. Keltner, Esq.
                                   Jennings, Strouss & Salmon
                                   Two North Central, Suite 1600
                                   Phoenix, Arizona 85004

                                   Signature Brands Limited
                                   122 Cauricu Drive
                                   Etobicoke, Ontario
                                   Canada M9W 5Rl
                                   Attention: Carl Pahapill

or to such other address as the respective parties may from time to time designate by notice given in the manner provided in this Section, and shall be deemed complete upon delivery if personally delivered or 7 days after mailing if mailed.

                          14. RIGHT TO GO UPON PREMISES

         Landlord hereby reserves the right for itself or its duly authorized agents and representatives at all reasonable times during business hours of Tenant during the term hereof upon prior notice to Tenant (except in the event of an emergency no prior notice shall be required) to enter upon the Demised Premises for the purpose of inspecting the same and of showing the same to any prospective purchaser or encumbrancer.

                                 15. MAINTENANCE

         15.1 Maintenance. Subject to Section 3.5 above, Tenant shall, at its own expense, maintain the entire Demised Premises in good order, condition and repair, including, without limiting the generality of the foregoing, the roof and its supporting members, roof covering, foundations, interior and exterior walls, floor coverings, structural aspects of the floor, heating, ventilation, air conditioning systems ("HVAC systems"), plumbing, sewage lines, electrical and lighting facilities, fixtures, ceilings, windows, doors, plate glass, and all landscaping, driveways, sidewalks, parking areas, fences and signs located on the Demised Premises.

         15.2 Landlord's Right to Cure. If Tenant fails to maintain the Demised Premises pursuant to paragraph 15.1, Landlord may, at its option, enter upon the Demised Premises after ten (10) days' written notice (except in an emergency, in which event no notice is necessary), perform such obligations on Tenant's behalf and put the Demised Premises in good order, condition and repair, and the cost thereof, together with interest thereon, from the date of expenditure until paid, at an annual rate of four percent (4%) in excess of the Bank's prime rate of interest, as the same may change from time to time, shall be due and payable as additional rent with Tenant's next monthly rental payment.

         15.3 Reconveyance to Landlord. At the end of the lease term or sooner termination of this Lease, whether by operation of law, or for failure to comply with the provisions hereof, or otherwise, Tenant shall deliver up the Demised Premises in the same order, condition and repair as when received by Tenant, depreciation caused by ordinary wear and tear excepted.

                                   16. DEFAULT

         16.1 Events of Default. The occurrence of any of the following events shall be deemed to constitute an event of default on the part of Tenant hereunder:

                  (a) In the event that a voluntary petition shall be filed by Tenant, under the United States or Canadian federal bankruptcy law or under the law of any state in the United States or province in Canada, to be adjudicated a bankrupt or for any arrangement or other debtor's relief; or any such petition shall be filed against Tenant by any other party and not dismissed within sixty
(60) days after the filing thereof; or a permanent receiver, trustee or liquidator shall be appointed for Tenant, or any of the property of Tenant, and such receiver, trustee or liquidator is not discharged within sixty (60) days after the date of his appointment;

                  (b) In the event Tenant shall default in the payment of any monetary obligations required to be paid by Tenant hereunder and such default shall continue for more than five (5) days;

                  (c) In the event Tenant shall default in the performance of any other covenant or agreement herein (other than the payment of a monetary obligation) and such default shall continue for twenty (20) days after written notice thereof from Landlord to Tenant, or if such default is not of the type which could reasonably be cured within twenty (20) days, if Tenant has not commenced to cure such default within said twenty (20) day period and does not thereafter diligently prosecute the curing of such default to completion;

                  (d) Except as provided in this Lease, if Tenant creates, incurs, assumes or suffers to exist any mortgage, pledge, lien, charge, encumbrance, or security interest upon or in any of the Demised Premises; and

                  (e) Any default by Signature Brands Limited, a Canadian corporation ("Guarantor") under that certain Guaranty Agreement dated November 1, 1994, executed by Guarantor in favor of Landlord attached hereto as Exhibit C.

         16.2 Remedies. In the event of the occurrence of any event of default specified above in Section 16.1 hereof, Landlord may, so long as such default continues:

                  (a) Terminate Tenant's right to possession and reenter the Demised Premises, or any part thereof, and expel or remove therefrom Tenant and any other persons occupying the same, using such force as may be necessary to do so. Such reentry shall not limit Tenant's obligations to pay any amounts due hereunder. Such reentry shall not act as an acceptance by the Landlord of Tenant's surrender of the Demised Premises or as a termination of the Lease, except if so agreed by Landlord in writing;

                  (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Demised Premises;

                  (c) Terminate this Lease and Tenant's right to possession;

                  (d) In all events Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Demised Premises, expense of reletting (including renovation of the Demised Premises reasonably necessary in connection with reletting the Demised Premises), reasonable attorneys' fees and costs, real estate commissions, repairs, advertising, costs of care, costs of removing and storing Tenant's property, the worth at the time of the award by the court having jurisdiction of the amount by which unpaid rent for the balance of the term exceeds the amount of such rental loss for the same time period that Tenant proves could be reasonably avoided; and

                  (e) Pursue any other rights or remedies available at law or equity.

         16.3 Non-exclusion Remedies. The remedies of Landlord provided by this
Section 16 are nonexclusive. No surrender of the Demised Premises by Tenant shall be effective unless such surrender is accepted in writing by the Landlord.

         16.4 Landlord Default. Should Landlord default in the performance of any covenant or agreement herein, and such default continues for thirty (30) days after receipt by Landlord of written notice thereof from Tenant, or if the default of Landlord is of a type which is not reasonably possible to cure within thirty (30) days, if Landlord has not commenced to cure said default within said thirty (30) day period and does not thereafter diligently prosecute the curing of said default to completion, Tenant may take such action reasonably necessary to cure such default, and Tenant shall be reimbursed by Landlord upon demand by Tenant for the reasonable costs actually incurred by Tenant in so performing or curing.

         16.5 Landlord's Right to Cure. If Tenant fails to perform any covenant or agreement set forth herein or in any way defaults under or breaches any provision or term of this Lease and such failure, default or breach continues for five (5) days after written notice thereof, then in addition to any other right or remedy hereunder or under the laws of this State, Landlord may, but shall not be obligated to, perform such covenant or agreement or cure such default or breach and do all necessary work and make all necessary payments in connection therewith, including without limitation, attorneys' fees and disbursements, for the account, and at the expense of, Tenant. The amount of all cost and expense incurred or paid by Landlord in so performing or curing shall be paid by Tenant to Landlord upon demand, together with interest at the annual rate of four percent (4%) in excess of the Bank's prime rate of interest, as the same may change from time to time.

                                    17. SIGNS

         All of Tenant's signs visible from the exterior of the Demised Premises shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall not install, erect or maintain any sign in violation of any applicable law, ordinance or use permit of any governmental authority. Tenant may remove any such sign at any time during the term of this Lease, and shall remove the same upon the expiration thereof or sooner termination of this Lease, and Tenant at its own expense shall repair any damage caused by the removal thereof by the Tenant.

                               18. ATTORNEY'S FEES

         If either party hereto incurs attorney's fees and related expenses in enforcing any provision of this Lease, the prevailing party shall be entitled to its reasonable attorneys' fees, expenses and costs, whether or not suit is brought.

                        19. SUBORDINATION AND ATTORNMENT

         19.1 Subordination. Provided Tenant receives the non-disturbance agreements referred to in Section 19.2, Tenant agrees that: (a) this Lease is, and all of Tenant's rights hereunder are and shall always be, subject and subordinate to (1) any mortgages, deeds of trust or security instruments (sometimes hereinafter "Mortgage"), which now exist or may hereafter be placed upon the Demised Premises or any part thereof and to all advances made or to be made thereunder and to the interest thereon and all renewals, replacements, modifications, consolidations or extensions thereof, (2) all ground or underlying Leases or subleases, including without limitation, sale-leaseback or lease-leaseback leases (sometimes hereinafter "Underlying Leases"), to which Landlord is or may become a party as tenant or subtenant thereunder, (3) the right of any mortgagee under a mortgage to unilaterally subordinate the mortgage to this Lease by a written instrument recorded in the records of Maricopa County, Arizona Recorder's Office and specifically causing such subordination to occur; and (b) if the holder of any such Mortgage, or if the purchaser at any foreclosure sale or at any sale under a power of sale contained in any Mortgage, or the lessor under any Underlying Lease, at its sole option so requests, Tenant will attorn to and recognize such mortgagee, purchaser or lessor as Landlord under this Lease, subject to all of the terms of this Lease; and (c) the aforesaid provision shall be self-operative and no further instrument or document shall be necessary unless required by such mortgagee, purchaser or lessor. Tenant, upon written request, shall execute and deliver to Landlord, without charge, and in form satisfactory to Tenant and Landlord, all instruments and documents that may be requested to acknowledge such subordination.

         19.2 Non-Disturbance. Notwithstanding such subordination, Tenant's right to quiet possession of the Demised Premises shall not be disturbed so long as Tenant is not in default beyond any applicable grace period and pays the rent and observes and performs all of the terms and conditions of this Lease, unless this Lease otherwise is terminated pursuant to its terms. Landlord shall obtain from each holder of a Mortgage and from each lessor of an Underlying Lease a non-disturbance agreement in such form that protects Tenant's rights of non-disturbance as set forth in the preceding sentence.

                                20. HOLDING OVER

         If Tenant continues to occupy the Demised Premises after the expiration of the term of this Lease and Landlord accepts rent thereafter, a monthly tenancy terminable by either party on one month's notice shall be created, which shall be upon the same rental, terms and conditions as those herein specified, except that rent payable hereunder shall be increased to 125% of the rent payable hereunder for the last full calendar month of the Lease term or applicable renewal, and Tenant shall not have the option to extend the term hereof. Nothing contained herein shall be deemed the consent of Landlord to any such holding over.

                            21. ESTOPPEL CERTIFICATES

         Each party hereto shall, at any time during the term of this Lease, within thirty (30) days after written notice from the other, execute and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect, or if modified, stating the nature of such modification. Such party's statement shall include other details reasonably requested by the other party hereto such as the date to which rent and other charges are paid, such party's knowledge concerning any uncured defaults with respect to the other party's hereto obligations under this Lease and the nature of such defaults if they are claimed. Any such statement may be relied upon conclusively by any prospective purchaser or encumbrancer of the Property.

                           22. SUCCESSORS IN INTEREST

         Each and all of the covenants, agreements, obligations, conditions and provisions of this Lease shall inure to the benefit of and shall bind the successors and assigns of the respective parties hereto. If Landlord sells the Property (or conveys its interest in the Property) (a) Landlord shall thereupon be released and discharged from any and all further obligations at or after the sale as landlord under this Lease, except for such obligations, if any, as pertain to any portion of the Property as to which Landlord does not convey its interest concurrently with its conveyance of the Property or which relate to events or conditions occurring prior to the date of such transfer; and (b) the transferee shall assume all of the obligations of Landlord hereunder from and after the date of such transfer.

                             23. RECORDING INDENTURE

         It is agreed that no indenture of this Lease shall be recorded. Tenant may record a memorandum of this Lease.

                           24. REMEDIES ARE CUMULATIVE

         Remedies conferred by this Lease upon the respective parties are not intended to be exclusive, but are cumulative and in addition to remedies otherwise afforded by the law.

                              25. QUIET POSSESSION

         Landlord covenants that Tenant shall have quiet and peaceful possession thereof as against any adverse claim of any party so long as Tenant is not in default beyond any applicable cure period under the terms, covenants and conditions hereof.

                          26. ALTERATIONS AND ADDITIONS

         26.1 Alteration. Tenant shall not make any structural alterations, improvements or additions in, on or about the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord may require Tenant to provide Landlord, at Tenant's own expense, a lien and completion bond in an amount equal to the estimated cost of such improvements, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Should Tenant make any alterations, improvements or additions without the prior written approval of Landlord, Landlord may require that Tenant remove any or all of the same.

         26.2 Plans. Any alterations, improvements or additions in, on or about the Demised Premises that Tenant shall desire to make shall be presented to Landlord in written form, together with detailed plans and specifications of Tenant's proposed work. If Landlord shall give its written consent, which consent shall not be unreasonably withheld or delayed, the consent shall be deemed conditioned upon Tenant acquiring all permits from all governmental agencies having jurisdiction over the Demised Premises or Tenant's use and occupancy thereof, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant of all conditions of said permit.

         26.3 Lien. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Demised Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Demised Premises or any interest therein. Tenant shall give Landlord not less than twenty (20) days' notice prior to the commencement of any work in the premises, and Landlord shall have the right to post notices of nonresponsibility in or on the Demised Premises as provided by law.

         26.4 End of Term. Except as otherwise set forth in Section 4 hereof, all alterations, improvements and additions which may be made on the Demised Premises, shall become the property of Landlord and remain upon and be surrendered with the Demised Premises at the expiration of the lease term.

         26.5 Government Order. Any alterations, improvements or additions in, on or about the Demised Premises (collectively "Alterations"), that may be necessary or required by reason of any law, rule, regulation or order, now existing, promulgated by a governmental authority having jurisdiction over the Demised Premises or Tenant's use and occupancy thereof, including but not limited to those required pursuant to the Americans with Disability Act, shall be at the sole cost and expense of Tenant, and Tenant shall make the same in an expeditious fashion. In addition, Tenant, at Tenant's sole cost and expense, shall make any Alterations which are legally required pursuant to any law, rule, regulation or order, or amendment to the same, promulgated by a governmental authority, after the date hereof, having jurisdiction over the Demised Premises or Tenant's use or occupancy thereof, but only to the extent that such Alterations are required by such law, rule, regulation or order based upon Tenant's use of the Demised Premises or as a result of structural alterations, improvements or additions undertaken by Tenant pursuant to Section 26.1 above.

                             27. PARTIAL INVALIDITY

         If any term, covenant or condition of this Lease or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and every other term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                            28. ENVIRONMENTAL MATTERS

         Tenant hereby warrants and covenants that at no time shall it allow any Hazardous Material, as hereafter defined, to be used or stored upon the Demised Premises.

         As used herein, "Hazardous Material" means and includes, without limitation: (i) "hazardous substances", or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. ss. 96001 et seq.; the Arizona Environmental Quality Act, A.R.S. ss.ss. 49-101 et seq.; or the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802, all as amended and hereafter amended; (ii) "hazardous wastes", as that term is defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6902 et seq., as amended and hereafter amended; (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substance or material, all as amended or hereafter amended; (iv) petroleum products, including, but not limited to, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute) and substances containing hydrocarbons (other than petroleum products which are normally contained in motor vehicles, to the extent that said petroleum products are not released from said motor vehicles); (v) any radioactive material, including any source, special nuclear or by-product material as defined as 42 U.S.C. ss. 2001 et seq., as amended or hereafter amended (collectively, the "Statutes"); (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls ("PCB") or substances or compounds containing PCBs.

         Tenant hereby agrees, unconditionally, absolutely and irrevocably to indemnify, defend and hold Landlord, its successors and assigns, partners and employees from and against any loss, liability, cost, injury, expense or damage of any and every kind whatsoever (including but not limited to court costs and attorneys' fees and expenses) which at any time or from time to time, during the Term of this Lease or Tenant's possession of the Demised Premises, may be suffered or incurred in connection with any inquiry, charge, claim, cause of action, demand or lien made or arising directly or indirectly or in connection with, with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, invasion or release from or onto the Demised Premises of any Hazardous Material, unless such condition is caused by Landlord, its partners, agents, servants or employees. The provisions of this Section 28 shall survive the termination of this Lease. The indemnification set forth herein shall be subject to the notice and right to defend provisions as set forth in Section 8.3 above.

                                    29. VENUE

         Tenant agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Lease shall be litigated, at Landlord's sole discretion and election, only in courts having a situs within the County of Maricopa, State of Arizona. Tenant hereby consents and submits to the jurisdiction of any local, state or federal court located within said county and state. Tenant hereby irrevocably appoints and designates Gary G. Keltner, whose address is Two North Central, Suite 1600, Phoenix, Arizona 85004, as its duly authorized agent for service of legal process and agrees that service of such process upon such party shall constitute personal service of process upon Tenant. In the event service is undeliverable because such agent moves, Tenant shall, within ten (10) days after Landlord's request, appoint a substitute agent (in Phoenix, Arizona) on its behalf and within such period notify Landlord of such appointment. If such substitute agent is not timely appointed, Landlord shall, in its sole discretion, have the right to designate a substitute agent upon five (5) days notice to Tenant. Tenant hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Landlord on this Lease in accordance with this paragraph.

                             30. GENERAL CONDITIONS

         Time is of the essence of this Lease. All amounts payable by Tenant hereunder shall be deemed additional rental for the purposes of this Lease. This Lease has been executed and delivered in the State of Arizona, and shall be governed and construed in accordance with Arizona law without regard to conflicts of law principles. No waiver of any breach of the covenants, agreements, obligations and conditions of this Lease to be kept or performed by either party hereto shall be effective unless in writing and signed by the waiving party, and no such waiver by either party shall be construed to be a waiver of any succeeding breach of the same or any other covenant, agreement, obligation, condition or provision hereof. The use herein of any gender or number shall not be deemed to make inapplicable the provision should the gender or number be inappropriate to the party referenced. Landlord and Tenant have negotiated this Lease, have had the opportunity to be advised respecting the provisions contained herein and have had the right to approve each and every provision hereof; therefore, this Lease shall not be construed against either Landlord or Tenant as a result of the preparation of this Lease by or on behalf of either party. Landlord shall in no event be construed, held or considered in any way or for any purpose to be a partner, associate or joint venturer of Tenant or of any party associated with Tenant in the conduct of its business by virtue of the terms and provisions of this Lease or Landlord's execution hereof. This Lease is the entire agreement between the parties, and it supersedes and replaces all prior agreements and understandings, whether written or oral.

         IN WITNESS WHEREOF, upon the day and year first hereinabove written, the respective parties hereto have executed this Lease Agreement, consisting of:
Sections 1 through 30 and Exhibits A, B and C, personally or by officers or agents thereunto duly authorized.

                            BRENNAN & WHEELER LIMITED
                            PARTNERSHIP, an Arizona limited
                            partnership
                            Fed. Taxpayer I.D. # 86-0346635

                            By  /s/ David J. Brennan
                                David J. Brennan
                                Its General Partner
                                                     [Landlord]

                            SBL ACQUISITIONS CORP., a Delaware
                            corporation
                            Fed. Taxpayer I.D. # 86-0772775



                            By  /s/ Anthony J. Collura, Jr.
                                Its  President

                                                     [Tenant]


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

State of Arizona

County of Maricopa

         The foregoing instrument was acknowledged before me this 14th day of November, 1994, by David J. Brennan, as general partner of Brennan & Wheeler Limited Partnership, an Arizona limited partnership, on behalf of the partnership.

(Seal and Expiration Date)

                                                   /s/ Illegible
                                                   Notary Public

State of Arizona

County of Maricopa

         The foregoing instrument was acknowledged before me this 8th day of November, 1994, by Anthony J. Collura, Jr., the President, of SBL Acquisitions Corp., a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

                                                   /s/ Illegible
                                                   Notary Public

                                    EXHIBIT A


         The North half of Lot 6, according to plat of the East half of the Northeast quarter of Section 11, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, according to Book 1 of Maps, page 45, records of Maricopa County, Arizona.

                                    EXHIBIT B


PARCEL I

         The West one-fourth of the South 264 feet of Lot 6 of the Subdivision of the East half of the Northeast quarter of Section 11, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, according to Book 1 of Maps, page 45, records of Maricopa County Recorder, Arizona;

         EXCEPT that portion, if any, lying within the North 66 feet of the South half of said Lot 6.

PARCEL II

         The South 132 feet of the East half of the East half of the West half of Lot 6, according to the plat of the East half of the Northeast quarter of Section 11, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, in Book 1 of Maps, page 45, records of Maricopa County Recorder, Arizona.

PARCEL III

         That portion of Lot 6, as shown on plat of the East half of the Northeast quarter of Section 11, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, according to the plat of record in the office of the Maricopa County Recorder in Book 1 of Maps, page 45, described as follows:

                  BEGINNING at the Northwest corner of the South half of said
                      Lot 6;

                  thence Easterly along the North line of the South half of
                      said Lot 6 123.86 feet;

                  thence Southerly on a straight line to a point on a line 66 feet Southerly of and parallel with said North line of the South half of said Lot 6, said point being 123.90 feet Easterly along said parallel line from the West boundary line of Lot 6;

                  thence Westerly along said parallel line 123.90 feet to its intersection with the West boundary line of Lot 6;

                  thence  Northerly  along said West  boundary line of Lot 6, a distance of 66 feet to the point of beginning.

PARCEL IV

         The West half of the East half of the West half of the South half of Lot 6, as shown on plat of the East half of the Northeast quarter of

         Section 11, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, according to the plat of record in the office of the Maricopa County Recorder in Book 1 of Maps, page 45;

                  Except the North 66 feet thereof.

         Together with all easements, improvements and appurtenances appertaining thereto.

                                    EXHIBIT C

                                 LEASE GUARANTY


         1. FOR VALUE RECEIVED, and in consideration for, and as an inducement to Landlord, BRENNAN & WHEELER LIMITED PARTNERSHIP, an Arizona limited partnership, to enter into that certain Lease Agreement dated November 1, 1994, by and between Landlord and SBL ACQUISITIONS CORP., a Delaware corporation, Tenant (the "Lease") incorporated herein by this reference, the undersigned, SIGNATURE BRANDS LIMITED, a Canadian corporation (hereinafter "Guarantor"), hereby absolutely and unconditionally guarantees the full performance and observance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all rent and other sums and to perform under all indemnitees, environmental or otherwise) therein provided to be performed and observed by Tenant, Tenant's successors and assigns (the phrase "successors and assigns" not altering any of the provisions of said Lease Contract relating to assignment or subletting); and Guarantor hereby makes itself fully liable for such performance.

         2. Guarantor expressly agrees that the validity of this Lease Guaranty and its obligations hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord by said Lease. Guarantor further covenants and agrees that this Lease Guaranty and the full liability of Guarantor hereunder shall remain and continue in full force and effect notwithstanding the occurrence of any one or more of the following types of transactions (whether or not Guarantor shall have received any notice of or consented to any such transaction): (i) any renewal, extension, modification or amendment of said Lease; (ii) any assignment or transfer by Landlord; (iii) any assignment or transfer or subletting by Tenant; (iv) any dissolution of Tenant; or (v) the fact that Tenant may be a party to any merger, consolidation or reorganization; provided however, if Tenant is a disappearing party in any such merger, consolidation or reorganization, then Guarantor shall thereupon automatically become primarily liable for the performance of all the covenants, duties and obligations (including, without limitation, the obligation to pay all rent and other sums and to perform under all indemnitees, environmental or otherwise) of Tenant under said Lease Agreement.

         3. Failure of Landlord to insist upon strict performance or observance of any of the terms, provisions or covenants of said Lease or to exercise of any right therein contained shall not be construed as a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent (or any other monetary sum or acceptance of performance of any obligation of Tenant under said Lease) with knowledge of the breach of any provision of said Lease shall not be deemed a waiver of such breach. Waiver by Landlord of any right of Landlord against Tenant under said Lease shall not constitute a waiver as against Guarantor or in any other way inure to the benefit of Guarantor (unless Landlord agrees in writing that the liability of Guarantor under this Lease Guaranty is thereby affected).

         4. Guarantor further agrees to indemnify and hold harmless Landlord from all loss, damage, cost and expense (including, without limitation, costs of court and reasonable attorneys' fees incurred by Landlord) in the event of any default by Tenant under such Lease.

         5. Guarantor further agrees that in any right of action which shall accrue to Landlord under said Lease, Landlord may, at its option, proceed against Tenant alone (without having made any prior demand upon Guarantor or having commenced any action against Guarantor or having obtained or having attempted to satisfy any judgment against Guarantor) or may proceed against Guarantor and Tenant, jointly or severally, or may proceed against Guarantor alone (without having made any prior demand upon Tenant or having commenced any action against Tenant or having obtained or having attempted to satisfy any judgment against Tenant). With the exception only of the defense of prior payment or prior performance by Tenant (of the obligation which Guarantor is called upon to pay or perform) or the defense that Landlord's claim against Guarantor hereunder is barred by the applicable statute of limitations, all defenses of the law of guaranty, indemnification and suretyship, including without limitation, substantive defenses and procedural defenses, are hereby waived and released by Guarantor. Except as provided in the preceding sentence, under no circumstances shall the liability of Guarantor under this Lease Guaranty be terminated either with respect to any period of time when the liability of Tenant under said Lease continues or with respect to any circumstances as to which the liability of Tenant has not been fully discharged by payment or performance.

         6. All of the covenants, duties and obligations of Guarantor under this Lease Guaranty shall be performed in the State of Arizona; and all matters relating to this Lease Guaranty and the covenants, duties and obligations of Guarantor under this Lease Guaranty shall be governed by the laws of the State of Arizona, without regard to conflicts of law principles.

         7. Guarantor agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Lease Guaranty shall be litigated, at Landlord's sole discretion and election, only in courts having a situs within the County of Maricopa, State of Arizona. Guarantor hereby consents and submits to the jurisdiction of any local, state or federal court located within said county and state. Guarantor hereby irrevocably appoints and designates Gary G. Keltner, whose address is c/o Jennings, Strouss & Salmon, Two North Central, Phoenix, Arizona 85004, as its duly authorized agent for service of legal process and agrees that service of such process upon such party shall constitute personal service of process upon Guarantor. In the event service is undeliverable because such agent moves, Guarantor shall, within ten (10) days after Landlord's request, appoint a substitute agent (in Phoenix, Arizona) on its behalf and within such period notify Landlord of such appointment. if such substitute agent is not timely appointed, Landlord shall, in its sole discretion, have the right to designate a substitute agent upon five
(5) days notice to Guarantor. Guarantor hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Landlord on this Lease Guaranty in accordance with this paragraph.

         8. Guarantor specifically waives any notice of acceptance of this Lease Guaranty by Landlord, and furthermore, Guarantor hereby waives the benefits of A.R.S., Section 12-1641 et seq., as may be amended.

         9. If any obligation of Tenant under said Lease is secured, in whole or in part, by collateral of any type Landlord may, from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of all or any part of such collateral or subordinate or waive any of its lien rights with respect to all or any part of such collateral or release all or any part of such collateral, without notice to or consent of Guarantor and without in any wise impairing, diminishing or releasing the liability of Guarantor under this Lease Guaranty. Under no circumstances shall Landlord be required to first resort to any collateral for any obligation of Tenant as any nature of prerequisite or precondition to invoking or enforcing the liability of Guarantor under this Lease Guaranty.

         10. Guarantor acknowledges and represents to Landlord that Tenant executed said Lease and Guarantor executed this Lease Guaranty prior to the time that Landlord executed said Lease; and Guarantor acknowledges and agrees that the execution and delivery of this Lease Guaranty by Guarantor to Landlord has served as a material inducement to Landlord to itself execute and deliver said Lease; and Guarantor further acknowledges and agrees that but for the execution and delivery of this Lease Guaranty by Guarantor, Landlord would not have executed and delivered said Lease.

         11. Guarantor acknowledges and agrees that this Lease Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor. Guarantor warrants and represents that the execution and delivery of this Lease Guaranty by the undersigned officer acting for Guarantor has been duly authorized by Guarantor and that this Lease Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor. Guarantor further acknowledges and agrees that the making of this Lease Guaranty did not result from any fraud on the Guarantor. Guarantor further warrants and represents (and acknowledges that Landlord has relied upon such warranty and representation in entering into said Lease) that the execution and delivery of this Lease Guaranty is not in contravention of Guarantor's Articles of Incorporation or Charter or By-Laws or in contravention of any contractual or other legal limitation (statutory or otherwise) binding on Guarantor; and that execution and delivery of this Lease Guaranty has been properly authorized.

         12. Guarantor agrees that in the event that Tenant shall become insolvent or shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or other relief under any present or future provisions of United States federal or state law or Canadian Federal or provincial law applicable to insolvency, or if a petition for bankruptcy/reorganization be filed by creditors of said Tenant, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future United States Federal or state law or Canadian Federal or provincial law or if a receiver of all or part of its property and assets is appointed by any United States state or Federal court or Canadian Federal or Provincial court, no such proceeding or action taken therein shall modify, diminish or in any way affect the liability of Guarantor under this Lease Guaranty and the liability of Guarantor with respect to such Lease shall be of the same scope as if Guarantor had itself executed said Lease as the named tenant thereunder and no "rejection" and/or "termination" of such Lease in any of the proceedings referred to in this paragraph shall be effective to release and/or terminate the continuing liability of Guarantor to Landlord under this Lease Guaranty with respect to such Lease for the remainder of the lease term stated therein unaffected by any such "rejection" and/or "termination" in said proceedings.

         13. In the event of the dissolution of Guarantor while this Lease Guaranty is in force, and without regard to whether Tenant shall be in default under said Lease, no distribution or disposition of the assets of Guarantor shall be made without first making provision acceptable to Landlord for the payment or satisfaction of Guarantor's obligations (and contingent obligations) hereunder.

         14. All rights of Guarantor against Tenant arising by way of subrogation on account of Guarantor's having performed some covenant, duty or obligation of Tenant under said Lease shall be subject and subordinate to all of the rights of Landlord against Tenant with respect to such Lease; and Guarantor shall not exercise any such right of Guarantor against Tenant until all of the covenants, duties and obligations of Tenant under such Lease shall have been fully performed.

         15. If enforcement of the rights of Landlord under this Lease Guaranty is placed in the hands of an attorney on account of any default of Guarantor under this Lease Guaranty, Landlord shall, in addition to the other rights of Landlord hereunder, be permitted to recover Landlord's attorney's fees from Guarantor.

         16. The stated rights of Landlord under this Lease Guaranty shall be understood as not excluding any other legal or equitable rights of Landlord against Guarantor not expressly set forth herein, but shall be understood as being cumulative to all such other legal and equitable rights of Landlord not expressly stated herein.

         17. Should any portion of this Lease Guaranty ever be held legally invalid or unenforceable, the balance of this Lease Guaranty shall not thereby be affected, but shall remain in full force and effect in accordance with its terms and provisions.

         18. Notwithstanding anything to the contrary contained hereinabove, the obligations of Guarantor as stated in this Lease Guaranty shall be limited to those obligations of Tenant which accrue during the term provided, however, Guarantor's obligation applicable to indemnitees, environmental and otherwise, as stated in this Lease Guaranty shall survive the termination of the Lease.

         19. All terms and provisions hereof shall inure to the benefit of the assigns and successors of Landlord and shall be binding upon the successors and assigns of Guarantor.

                            LEASE AMENDMENT AGREEMENT

         THIS LEASE AMENDMENT AGREEMENT (the "Agreement") is entered into effective October 13, 1999 by and between BRENNAN & WHEELER LIMITED PARTNERSHIP, an Arizona limited partnership ("Landlord"), and Sparta Foods, Inc., a Minnesota corporation ("Tenant").

         WHEREAS, Landlord is a party to a certain Lease Agreement dated November 1, 1994 with respect to certain facilities located at 3121 East Washington, Phoenix, Arizona and at 3046 E. Madison, Phoenix, Arizona (the "Lease");

         WHEREAS, all right, title and interest in the Lease was assigned to Tenant on even date herewith which assignment was consented to by Landlord;

         WHEREAS, Landlord and Tenant desire to amend the Lease pursuant to the terms of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereby agree as follows:

         1. Extension of Lease Term. Landlord and Tenant agree that Section 2.1 of the Lease is hereby amended in its entirety to read as follows: "The original term of this Lease shall commence on November 1, 1994, and shall end on October 31, 2004."

         2. Other Lease Provisions. All other provisions of the Lease not specifically amended by this Agreement shall remain in full force and effect.

         3. Entire Agreement. The Lease, as amended by this Agreement, constitutes the entire agreement of the parties as to the subject matter hereof. This Agreement shall not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by an officer of each party.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first appearing above.


                                  BRENNAN & WHEELER LIMITED PARTNERSHIP


                                  By /s/ David J. Brennan
                                     David J. Brennan, General Partner


                                  SPARTA FOODS, INC.

                                  By: /s/ Joel P. Bachul
                                  Its: Chief Executive Officer